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                                                                           10.01

                                  September 29, 1997


Norm Smith

HAND-DELIVERED


Dear Norm,

In the event your employment is terminated without cause, Racotek will provide you with six (6) months advance notice of your termination, or otherwise provide you with compensation equivalent to six (6) months of pay at your then-prevailing salary. Until January 1, 1998, your then-prevailing salary shall be considered to be the salary you will receive on January 1, 1998.
Please sign below to indicate your receipt and acknowledgement of this letter.

Very truly yours,


Mike Fabiaschi

Mike Fabiaschi
President & C.E.O.


ACCEPTED THIS 30th DAY OF SEPTEMBER, 1997:

                                            Norm Smith
                                            ---------------
                                            Norm Smith




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